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                                  EXHIBIT 7(b)

STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com




                                        May 1, 2001


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

          Re:         National Variable Life Insurance Account

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 333-44723). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By:  /s/ Stephen E. Roth
                                      --------------------
                                           Stephen E. Roth